FORM:1	CHANGE IN OUTSTANDING AND RESERVED SECURITIES

WHEN TO FILE:	Within 10 days after the end of each month in which any change to the number of outstanding or reserved listed securities has occurred (including a reduction in such number that results from a cancellation or redemption of securities). If no such change has occurred, a nil report should be filed.

HOW:	For Companies Reporting to TSX - Toronto Office:
Via fax to 416-947-4547 or via email to advisoryaffairs@tsx.com
For Companies Reporting to TSX - Montreal Office:
Via fax to 514-788-2421 or via email to advisoryaffairs@tsx.com

QUESTIONS:	For Companies Reporting to TSX - Toronto Office:
Email advisoryaffairs@tsx.com or contact the TSX Reporting Agent who is responsible for the
Company (based on the first letter of the Company's name), as follows:

Company Name Phone
A - K 416-947-4538
L - Z 416-947-4616
For Companies Reporting to TSX - Montreal Office:
Call 514-788-2451

NOTE:	The Company may customize the form to ensure that the charts below contain all applicable information relating to the issuer. Each share compensation arrangement which involves the issuance of treasury securities must have its own chart.
This Form replaces the "Changes in Capital Structure" form.
Although the Closing Issued and Outstanding Share Balance figure to be entered on the last line of Section A of this Form will be posted on the TSX website, no other information provided by the Company in this Form will be made available for public view.

FORM:1	Company Name: Rubicon Minerals Corporation	Stock Symbol: RMX

	CHANGE IN OUTSTANDING AND RESERVED SECURITIES

	ISSUED AND OUTSTANDING SHARE SUMMARY*	# of Shares	Balance
	Issued and Outstanding - Opening Balance*	52,184,631
ADD:	Stock Options Exercised	5,000	52,189,631
	Share Purchase Plan
	Dividend Reinvestment Plan
	Exercise Warrants
	Private Placement
	Conversion
	Other Issuance (provide description) - Mineral Property
	Acquisition
SUBTRACT:	Issuer Bid Purchase
	Redemption
	Other Cancellation (provide description)
	Closing Issued and Outstanding Share Balance*	52,189,631

NOTE: If any of the Company's securities of a listed class are held by the Company itself or by any subsidiary of the Company (which securities are herein referred to as "internally-held securities"), such internally-held securities must not be counted as "issued and outstanding."

Internally-held securities may result from the Company not cancelling shares acquired pursuant to an issuer bid or as a consequence of a subsidiary of the Company retaining or obtaining shares of the Company through a merger, amalgamation, arrangement or reorganization involving the Company.

	RESERVED FOR SHARE COMPENSATION	# of Shares	Balance
ARRANGEMENTS
A.	Share Purchase Plans and / or Agreement(s)
NAME OF PROGRAM:
Opening Reserve for Share Purchase Plan / Agreement
Additional Shares Listed Pursuant to the Plan (ADD)
Shares Issued from Treasury (SUBTRACT)
Closing Reserve for Share Purchase Plan

B.	Dividend Reinvestment Plan (DRIP) - for shareholders	# of Shares	Balance
NAME OF PROGRAM:
Opening Reserve for Dividend Reinvestment Plan
Additional Shares Listed Pursuant to the Plan (ADD)
Shares Issued (SUBTRACT)
Closing Reserve for Dividend Reinvestment Plan

FORM:1	Company Name: Rubicon Minerals Corporation	Stock Symbol: RMX

	RESERVED FOR SHARE COMPENSATION ARRANGEMENTS
C.	Stock Option Plan (and / or) Agreement
	NAME OF PROGRAM: Rubicon Minerals Corporation Stock Option Plan
	Stock Options Outstanding - Opening Balance				2,440,000

	Options Granted: (ADD)
	Date of	Name of Optionee	Expiry	Exercise	# of Options Granted
	Grant		Date	Price
	Jan. 28 /04	Elizabeth Monger	Jan. 28 /09	$1.48	20,000
	Jan. 28 /04	Samantha Moubert	Jan. 28 /09	$1.48	30,000
	Jan. 28 /04	Ian Russell	Jan. 28 /09	$1.48	90,000
	Jan. 28 /04	Darwin Green	Jan. 28 /09	$1.48	55,000
	Jan. 28 /04	Ian Cunningham-	Jan. 28 /09	$1.48	70,000
		Dunlop
	Jan. 28 /04	Terry Bursey	Jan. 28 /09	$1.48	50,000
	Jan. 28 /04	Larry Poznikoff	Jan. 28 /09	$1.48	25,000
	Jan. 28 /04	Raegan Birch	Jan. 28 /09	$1.48	30,000
	Jan. 28 /04	Jack Der Weduwen	Jan. 28 /09	$1.48	40,000
	Jan. 28 /04	Terry Boyes	Jan. 28 /09	$1.48	20,000
	Jan. 28 /04	Dave Copeland	Jan. 28 /09	$1.48	85,000
	Jan. 28 /04	Dave Mullen	Jan. 28 /09	$1.48	50,000
	Jan. 28 /04	Barry Sparkes	Jan. 28 /09	$1.48	45,000
	Jan. 28 /04	Steve House	Jan. 28 /09	$1.48	50,000
	Jan. 28 /04	Crystal Hoff	Jan. 28 /09	$1.48	30,000
	Jan. 28 /04	Amy Newport	Jan. 28 /09	$1.48	30,000
	Jan. 28 /04	Eddie Quinlan	Jan. 28 /09	$1.48	20,000
	Jan. 28 /04	Alexander Stares	Jan. 28 /09	$1.48	20,000
	Jan. 28 /04	Jeff Noseworthy	Jan. 28 /09	$1.48	20,000
	Jan. 28 /04	James Crocker	Jan. 28 /09	$1.48	20,000
				SUBTOTAL	800,000

Options Exercised: (SUBTRACT) Shares issued on exercise must also be subtracted in the table entitled "Shares Reserved" below

Date of	Name of Optionee	Date of	Exercise	Number
Exercise		Grant	Price
Jan.21, 2004	Samantha Stevens	Aug. 8/02	$0.83	5,000
			SUBTOTAL	5,000

Share Appreciation Rights or Market Growth Feature ("SAR") in tandem with Stock Options.

Date of	Name of Optionee	Date of	# Options	# Shares Issued*
Exercise /		Grant	Canc.	(based on SAR Value)
Canc.

SUBTOTAL

*Shares may, or may not be issued however "Shares Reserved" (for Stock Option Plan) may require a deduction in accordance with TSX acceptance of the Plan. Please ensure all applicable changes are noted.

Options Cancelled/Terminated: (SUBTRACT) If an option is cancelled prior to its natural expiry date, for reasons other than termination of employment or natural expiry, the entry should be noted with a * and an explanation provided below.

Date of	Name of Optionee	Date of	Expiry	Exercise	Number
Canc. / Term		Grant	Date	Price

				SUBTOTAL

Stock Option Outstanding - Closing Balance					3,235,000

FORM:1	Company Name: Rubicon Minerals Corporation	Stock Symbol: RMX

	RESERVED FOR SHARE COMPENSATION ARRANGEMENTS
D.	Shares Reserved (for Stock Option Plan)
	NAME OF PROGRAM: Rubicon Minerals Stock Option Plan	# of Shares	Balance
	Opening Share Reserve Balance at beginning of period	4,485,225
	Additional shares Listed Pursuant to the Plan (ADD)
	Stock Options Exercised (SUBTRACT)	5,000	4,480,225
	Stock Appreciation Rights (SUBTRACT)
	Closing Share Reserve Balance at end of period	4,480,225

All information reported in this Form is for the month of January, 2004.

Filed on behalf of the Company by:
(please enter name and direct phone or email)
NAME	Liz Monger, Manager Land and Compliance
PHONE / EMAIL	604-623-3333 / lizm@rubiconminerals.com
DATE	January 28, 2004